Exhibit 1(h)

                                 THIRD AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                             PRUDENTIAL DRYDEN FUND

      This Third Amendment to the Agreement and Declaration of Trust (the "Declaration of Trust") of Prudential Dryden Fund, formerly known as The Prudential Institutional Fund (the "Trust"), is being executed as of October 15, 1997, for the purpose of changing the name of the Trust as reflected in Article I of the Declaration of Trust.

      NOW, THEREFORE, the undersigned do hereby direct that the Declaration of Trust be amended as follows:

      1. Section I of Article I of the Declaration of Trust is hereby amended by substituting the name "Prudential Index Series Fund" for the name "Prudential Dryden Fund" in the second line thereof.

      2. This Third Amendment to the Declaration of Trust shall become effective on January 23, 1998.

      3. Except as amended pursuant to the foregoing paragraph, the Declaration of Trust is hereby ratified and confirmed in all respects.


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      IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have duly executed this Third Amendment to the Declaration of Trust as of the day and year first above written.

                                             /s/ EDWARD D. BEACH
                                         --------------------------------------
                                                  Edward D. Beach


                                             /s/ DELAYNE DEDRICK GOLD
                                         --------------------------------------
                                              Delayne Dedrick Gold


                                             /s/ ROBERT F. GUNIA
                                         --------------------------------------
                                                Robert F. Gunia


                                             /s/ DONALD D. LENNOX
                                         --------------------------------------
                                               Donald D. Lennox


                                             /s/ DOUGLAS H. MCCORKINDALE
                                         --------------------------------------
                                              Douglas H. McCorkindale


                                         --------------------------------------
                                                  Mendel A. Melzer


                                             /s/ THOMAS T. MOONEY
                                         --------------------------------------
                                               Thomas T. Mooney


                                             /s/ STEPHEN P. MUNN
                                         --------------------------------------
                                                 Stephen P. Munn


                                             /s/ RICHARD A. REDEKER
                                         --------------------------------------
                                                 Richard A. Redeker


                                             /s/ ROBIN B. SMITH
                                         --------------------------------------
                                                 Robin B. Smith


                                             /s/ LOUIS A. WEIL, III
                                         --------------------------------------
                                                Louis A. Weil, III


                                             /s/ CLAY T. WHITEHEAD
                                         --------------------------------------
                                                Clay T. Whitehead

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